                                                                                                    Stradley Ronon Stevens & Young, LLP
                                                                                                               2600 One Commerce Square
                                                                                                                Philadelphia, PA  19103
                                                                                                               Telephone (215) 564-8000
                                                                                                                     Fax (215) 564-8120

                                                           February 28, 2003

American Skandia Advisor Funds, Inc
One Corporate Drive
Shelton, Connecticut  06484

                  Re:        American Skandia Advisor Funds, Inc. Form N-1A
                             Post-effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933
                             Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940
                             Securities Act Registration No. 333-23017
                             Investment Company Act No. 811-08085
                             CIK #1035018
                             Legal Opinion-Securities Act of 1933
                             -------------------------------------------------------------------------------------

Ladies and Gentlemen:

                  We have examined the Articles of Incorporation, as amended and supplemented, (the "Articles") of American Skandia
Advisor Funds, Inc. (the "Fund"), a series corporation organized under the laws of the State of Maryland, the By-Laws of the Fund, and the resolutions adopted by the Fund's Board of Directors organizing the business of the Fund, all as amended to date, and the various pertinent proceedings we deem material.  We have also examined the Notification of Registration and the Registration
Statement filed with the U.S. Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the
"Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.  As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund, public officials and others.

                  The Fund is authorized by its Articles to issue five billion, five-hundred million (5,500,000,000) shares of common stock with a par value of $.001 per share.  The Articles designate, or authorize the Directors to designate, one or more series or classes of shares of the Fund, and allocate, or authorizes the Directors to allocate, shares of common stock to each such series or class.  The Articles also empower the Directors to designate any additional series or classes and allocate shares to such series or classes.

                  The Registration Statement, which is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Rule 24f-2 under the Investment Company Act.  You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

                  You have also informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                  Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting corporation under the laws of the State of Maryland, and the registration of an indefinite number of shares of the Fund, the remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Fund, and any amendments thereto (including the Post-Effective Amendment), covering the registration of the shares of the Fund under the Securities
Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                            Very truly yours,

                                            STRADLEY, RONON, STEVENS & YOUNG, LLP

                                            BY: /s/Robert K. Fulton
                                                -------------------------------------------------
                                                     Robert K. Fulton, a Partner